Exhibit 10.120

REDACTED – OMITTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION PURSUANT TO

RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IS DENOTED HEREIN BY *****

June 26, 2008

Mr. Richard Katz, CFO

Samuel Aaron Inc.

31-00 47th Avenue, 4th Floor

Long Island City, NY 11101

Re:	Manufacturing Agreement & Licensing Agreement

Dear Mr. Katz:

This letter agreement sets forth the terms and conditions of the sale of Charles & Colvard created Moissanite by Charles & Colvard, Ltd. (“C&C”), to Samuel Aaron Inc. (“Buyer”). This letter, together with the attached price list, terms and conditions, and License Agreement constitutes the entire agreement (the “Agreement”) between our companies and supersedes the previous Agreement dated August 18, 2006.

C&C hereby agrees to sell to Buyer commercially reasonable amounts of moissanite for use by Buyer in the manufacturing of fine jewelry, and C&C and Buyer agree to:

1.	C&C will allow SAI to participate in a co-op advertising program, whereby C&C will fund at *****% of ***** pre-approved, eligible advertising/promotional activity expenses submitted by the Buyer. This funding is limited to 10% of net purchases made by the Buyer or its affiliated designee (who has been pre-approved by C&C). In accordance with the Cooperative Advertising Program Guidelines, C&C must pre-approve all advertising expense being charged against co-op. Prior to the approval of any and all advertising/promo activity by C&C the new program needs to have been approved in writing by ***** or *****.

2.	The parties may mutually agree to additional alternative marketing arrangements for specific customers by written agreement. This may result in a promotional activity outside the 10% limit.

3.	Provide Buyer with any required training materials and guidance concerning moissanite, C&C’s marketing strategy and C&C’s product positioning for moissanite.

4.	On Asset purchase programs only, not including ***** or Consignment Programs, Buyer will return moissanite jewels which are broken during setting and receive credit for specific stones at the price of the stone one size below the broken stone. No credit will be given for any damaged jewels smaller than 3.5mm. SAI agrees that the determination of whether a jewel is damaged is mutually agreeable to both parties. If SAI disagrees with C&C on whether a jewel is damaged, SAI must notify C&C within the ordinary course of receiving the credit memo, and SAI’s sole remedy is to request that the disputed jewels be sent back to SAI, for re-examination and retention instead of accepting the credit.

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© 2007 Charles & Colvard® All Rights Reserved.

REDACTED – OMITTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION PURSUANT TO

RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IS DENOTED HEREIN BY *****

June 26, 2008

Mr. Richard Katz, CFO

Samuel Aaron Inc.

Manufacturing Agreement (cont’d)

5.	SAI, starting January 1, 2008, will have the ability to return (primarily for stock balancing) up to *****% of its calendar year purchases (including up to *****% of its purchases from designated factories, i.e. affiliated designee). Returns will be for full credit if undamaged and will be done on a quarterly basis by 45 days after the end of the quarter. The above allowance excludes the breakage allowance as defined in paragraph 4 above. If SAI decides to use jewels from its own inventory to support a SPIFF program, C&C will not give SAI credit for SAI’s use of stones for a SPIFF program and will be limited at C&C’s sole discretion to replace the stones that SAI used for the SPIFF.

6.	SAI will have until January 31, 2008 to return any jewels against the 2007 *****% allowance. All returns after January 31, 2008 will be applied to the 2008 allowance. RA# 43737 sent January 2008 will be part of 2007.

7.	Subject to the attached terms and conditions all purchases of SAI and its designated factories will be at ***** day payment terms, unless mutually agreed on “special deals” dating.

8.	Buyer agrees to provide, to the best of its ability and apply best efforts to provide retail forecasting and reporting on a timely basis, to C&C for all major programs that Buyer sells moissanite jewelry.

9.	Amendments of dates of ongoing Consignment Programs and ***** as outlined.

Buyer hereby recognizes, and agrees to cooperate with C&C to the best of Buyer’s knowledge in the protection of, all C&C trademarks, copyrights and intellectual property. Further, C&C and Buyer agree to approve certain Charles & Colvard created Moissanite as appropriate for Buyer’s catalog and trade show presentations during the term of this Agreement. Buyer acknowledges receipt of the brand identity guidelines provided by C&C and agrees to market Charles & Colvard created Moissanite to the best of their knowledge in a manner consistent with such guidelines. Additionally, Buyer to the best of their knowledge shall use commercially reasonable efforts to ensure its customers abide by such guidelines.

Buyer specifically agrees that it will NOT sell C&C created moissanite as loose stones, and will sell moissanite only in jewelry mountings as commercially reasonable upon pre-approval by C&C.

This Agreement shall renew annually on December 31 for one year terms unless terminated pursuant to Section 7 of the Terms and Conditions section of this Agreement or notice is given by either party to the other party of its intent not to renew the Agreement at least 30 days prior to the end of the then current one-year term.

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© 2007 Charles & Colvard® All Rights Reserved.

REDACTED – OMITTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION PURSUANT TO

RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IS DENOTED HEREIN BY *****

June 26, 2008

Mr. Richard Katz, CFO

Samuel Aaron Inc.

Manufacturing Agreement (cont’d)

If the forgoing meets with your understanding of our agreement, please sign and return one copy of this letter for our files.

Charles & Colvard, Ltd.		Agreed and Accepted by “Buyer”

By:	/s/ Dennis M. Reed	By:	/s/ Richard Katz
Name:	Dennis M. Reed	Name:	Richard Katz
Title:	President & CMO	Title:	CFO/COO
Date:	July 11, 2008	Date:	June 27, 2008

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© 2007 Charles & Colvard® All Rights Reserved.

REDACTED – OMITTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION PURSUANT TO

RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IS DENOTED HEREIN BY *****

TERMS AND CONDITIONS

1. ACCEPTANCE OF ORDERS. C&C’s acceptance of all orders for Charles & Colvard created Moissanite (the “Product”) and all offers and sales by C&C are subject to and expressly conditioned upon Buyer’s acceptance of the terms and conditions of this Agreement, and Buyer’s acceptance of any offer by C&C must be made on such terms and conditions exactly as offered by C&C. Any of Buyer’s terms and conditions which are different from or in addition to those contained in this Agreement are objected to by C&C and shall be of no effect unless specifically agreed to in writing by C&C. Shipment of the Product shall not be construed as acceptance of any of Buyer’s terms and conditions which are different from or in addition to those contained herein, unless alternative terms are mutually agreed to in writing prior to the order. Buyer’s acceptance of the Product furnished by C&C pursuant hereto shall constitute Buyer’s acceptance of the terms and conditions of this Agreement.

This Agreement shall be governed by and construed under the laws of the State of North Carolina as if made and to be performed entirely within such state.

2. PRICES. The prices stated in this Agreement are F.O.B. C&C’s manufacturing facilities and do not include transportation, insurance or any sales, use, excise or other taxes, duties, fees or assessments imposed by any jurisdiction. On each shipment buyer will be charged a freight charge that includes transportation and insurance costs. Buyer is a re-seller and accordingly no sales or use taxes apply. Buyer shall promptly reimburse C&C for any taxes paid by C&C which are the responsibility of Buyer hereunder. All prices and other terms are subject to correction for typographical or clerical errors. Prices are subject to change annually at the sole discretion of C&C. C&C will inform buyer 3 months before said change will occur and will honor prices on all submitted quotes previously submitted.

3. TERMS OF SALE & PAYMENT. C&C shall provide the Product in the “very good” grade which includes slight possible color saturations and inclusions as determined from a C&C master set provided by C&C to Buyer. Payment, including credit terms if any shall be as mutually agreed in writing, or in the absence of agreement in cash upon delivery. Each shipment shall be considered a separate and independent transaction and payment for each shipment shall be due accordingly.

Invoices will be issued upon shipment and payment shall be due in full within ***** (*****) days from the ship date. C&C reserves the right to change the amount of or withdraw any credit, prior to acceptance of an order: Change will be in writing to buyer prior to shipment to Buyer.

Amounts not paid when due shall be subject to interest at the rate of one and one-half percent (1  1/2%) per month or, if less, the maximum rate permitted by law.

In the event of the bankruptcy or insolvency of Buyer, or the filing of any proceeding by or against Buyer under any bankruptcy, insolvency or receivership law, or in the event Buyer makes an assignment for the benefit of creditors, C&C may, at its election and without prejudice to any other right or remedy, exercise all rights and remedies granted to C&C in Section 7 as in the case of a default by Buyer under this Agreement.

4. DELIVERY, TITLE AND RISK OF LOSS. All sales hereunder shall be F.O.B. C&C’s manufacturing facilities. C&C shall select carrier and provide adequate insurance to cover any lost shipments. The insurance cost will be included in freight costs on each invoice. SAI will not be responsible for payment on any shipments they do not receive.

Buyer shall inspect all Product promptly upon receipt and file claims with the transportation company in the event there is evidence of shipping damage.

5. PERFORMANCE. C&C shall make a reasonable effort to observe the dates specified herein or such later dates as may be agreed to by Buyer for delivery or other performance, but C&C shall not be liable for any delay in delivery or failure to perform due to acceptance of prior orders, strike, lockout, riot, war, fire, act of God, accident, delays caused by any subcontractor or supplier or by Buyer, technical difficulties, failure or breakdown of machinery or components necessary to order completion, inability to obtain or substantial rises in the price of labor or materials or manufacturing facilities, or compliance with any law, regulation, order or direction, whether valid or invalid, of any governmental authority or instrumentality thereof, or due to any unforeseen circumstances or any causes beyond its control, whether similar or dissimilar to the foregoing and whether or not foreseen. Provided C&C was not aware of said events prior and during the order period: where C&C could provide adequate or timely disclosure of said event.

6. ACCEPTANCE. All Product delivered hereunder shall be deemed accepted by Buyer as conforming to this Agreement, and Buyer shall have no right to revoke any acceptance, unless written notice of the claimed nonconformity is received by C&C within twenty (20) days of delivery thereof. Notwithstanding the foregoing, any use of the Product by Buyer, its agents, employees, contractors or licensees, for any purpose, after delivery thereof, shall constitute acceptance of that product by Buyer, as long as said products are produced within reasonable guidelines as established.

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© 2007-2008 Charles & Colvard® All Rights Reserved.	6/5/08

REDACTED – OMITTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION PURSUANT TO

RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IS DENOTED HEREIN BY *****

7. DEFAULT AND TERMINATION. Buyer may terminate this Agreement if C&C materially defaults in the performance of its obligations hereunder and fails to cure such default within sixty (60) days after written notice thereof from Buyer. In no event shall C&C be liable for incidental, consequential, special, punitive or exemplary damages of any kind, including but not limited to lost profits, loss of business or other economic harm as a result of a default; provided however that if C&C has lead times of ***** weeks C&C will accept penalties for late delivery of standard jewels shapes and sizes described on the attached price list in excess of $***** caused by C&C not meeting above lead times. C&C will accept liability for such disclosed penalties caused by C&C shipments which shipped date was confirmed via e-mail from a C&C Vice President and default for product delivery occurred as a result of moissanite jewels supplied by C&C. This default does not pertain to orders of non-standard shapes and sizes.

Buyer shall be deemed in material default under this agreement if buyer fails to pay any material (defined as any amounts over $*****) amounts when due in normal course, as long as said issues are not related to memo agreements, previously entered into oral, written or otherwise, or fails to pay C&C any sums due under any other agreement or otherwise, or if Buyer materially defaults in the performance of any other obligation hereunder and fails to cure such default within thirty (30) days after receipt of written notice from C&C. This written notice needs to be sent via certified mail, attention: R. Katz. In the event of a material default by Buyer, C&C may, upon written notice to Buyer, after the cure period expires, (1) suspend its performance and withhold shipments, in whole or in part, (2) terminate this Agreement, (3) declare all sums owing to C&C immediately due and payable and/or (4) recall Product in transit, , and Buyer agrees that all Product so recalled, taken or repossessed shall be the property of C&C, provided that Buyer is given full credit therefore. Exercise of any of the foregoing remedies shall not be construed as limiting, in any manner, any of the rights or remedies available to C&C under the Uniform Commercial Code or other laws.

8. PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS. The sale of the Product hereunder does not convey any expressed or implied license under any patent, copyright, trademark or other proprietary rights owned or controlled by C&C, whether relating to the Product sold or any manufacturing process or other matter. All rights under any such patent, copyright, trademark or other proprietary rights are expressly reserved by C&C. Refer to separate agreement.

9. MANUFACTURING PRACTICES. When engaged in the design, production or distribution of any jewelry containing the Product, Buyer and its agents, sub-manufacturers, or contractors involved in the design, production, or distribution of jewelry containing the Product shall not engage in the use of child labor, prison or any type of forced labor, or any other labor practices that may violate the sensibilities of the American public. Buyer shall certify to C&C from time to time, upon C&C’s written demand that it, as well as its agents, sub-manufacturers, or contractors involved in the design, production, or distribution of the Product does not engage in such labor practices. Upon C&C’s demand, Buyer shall also certify that all rules and regulations, as well as all measures of safety, health, and labor practices, recommended or requested by the relevant authorities of Buyer’s governing municipalities, as well as the governing municipalities of Buyer’s agents, sub-manufacturers, or contractors involved in the design, production or distribution of the Product have been complied with. Buyer shall indemnify C&C for, and hold C&C harmless from, all claims, actions or demands arising from any action or omission that occurs on Buyer’s, its agent’s, sub-manufacturer’s or contractor’s premises. Furthermore, C&C guarantees that no radioactive process has been utilized in the manufacturing process of the Product.

10. LIMITED WARRANTY. Other than as set out herein, C&C makes no warranty or other representation concerning the Product; and, other than as specifically provided in this Agreement, C&C’s liability is limited to replacement of any Product not conforming to the specifications set out in Section 3 of this Agreement upon their return to C&C. Buyer reserves the right to return any Product not conforming to the specifications set out herein to C&C. C&C shall pay return shipping, handling and insurance on the replacements for the Product that does not meet the specifications in Section 3. All returned Product must be accompanied by a return authorization number that should be displayed prominently on the outside of the package. All other shipping, handling and insurance for returns shall be paid by Buyer. The warranty set forth in this Section 10 is intended solely for the benefit of Buyer. All claims hereunder shall be made by Buyer and may not be made by Buyer’s customers. THE WARRANTY SET FORTH ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY C&C, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE OF USE.

12. Consignment Agreements will be governed by individual agreements for any new agreements mutually agreed to subsequent to the signing of this Agreement.

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© 2007-2008 Charles & Colvard® All Rights Reserved.	6/5/08

REDACTED – OMITTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION PURSUANT TO

RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IS DENOTED HEREIN BY *****

Jewel Price List

[*****]

[Entire 5-page document is redacted]

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© 2007-2008 Charles & Colvard® All Rights Reserved.	6/5/08